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                      SUN TELEVISION AND APPLIANCES, INC.
                             STOCK OPTION AGREEMENT

         Sun Television and Appliances, Inc. (the "Company") hereby grants, effective this 22nd day of May, 1996 (the "effective date") to Steven A. Martin (the "Optionee") an option to purchase 150,000 shares of its common stock, $.01 par value (the "Option Shares"), at a price of Four Dollars and Fifty Cents ($4.50) per share pursuant to the Company's 1991 Stock Option Plan (the "Plan"):

         1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms and provisions of the Plan. The Optionee acknowledges receipt of a copy of the Plan and accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, shall be final, binding, and conclusive upon the Optionee and his or her heirs.

         2. TIME OF EXERCISE. This option shall vest and become exercisable, cumulatively, for 1/48 of the Option Shares at the end of each month following the effective date. In the event that more than 50% of the voting stock of the Company or all or substantially all of the assets of the Company are acquired, in a transaction not involving a merger or consolidation contemplated by paragraph 11 of the Plan, by a person who is not at the date of this Agreement an affiliate of the Company, the Company will give the Optionee written notice thereof at least 30 days prior to the effective date of such acquisition and the Optionee will have the right, within such 30-day period, to exercise the Option for 100% of the Option Shares. This right is in addition to the right provided for in paragraph 11 of the Plan in the event of the merger or consolidation of the Company. In the event the Optionee's employment with the Company is terminated without cause under Section 9 of the Employment Agreement dated as of May 22, 1996, between the Optionee and the Company, the Optionee shall thereupon have the right to exercise this option for 50% of the Option Shares as to which that right remains unvested, in addition to such right to purchase as has theretofore vested. This option shall terminate at the close of business on the tenth anniversary of the effective date.

         3. METHODS OF EXERCISE. This option shall be exercisable by delivery to the Company of written notice of exercise in the form adopted by the Committee which specifies the number of shares to be purchased and the election of the method of payment of therefor, which shall be one of the methods of payment specified in paragraph 12 of the Plan and, if otherwise than payment in full, in cash, shall be subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (v) of paragraph 12 of the Plan is elected, a

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certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

         4. RESTRICTIONS ON RESALE. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to acknowledge the Optionee's
(or such other person's) familiarity with restrictions, if any, on the resale of the Option Shares under applicable securities laws. The Optionee acknowledges that certain restrictions on resale of the shares may be applicable if the Optionee is an "affiliate," as that term is used in Rule 144 promulgated by the Securities and Exchange Commission.

         5. GENERAL. This Agreement shall be construed as a contract under the laws of the State of Ohio. It may be executed in several counterparts, all of which shall constitute one Agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.

                                        SUN TELEVISION AND APPLIANCES, INC.

                                        By:  /s/ JAMES R. COPITZKY
                                           -----------------------------------

                                        Its:  President

                                        OPTIONEE:

                                             /s/ STEVEN A. MARTIN
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